EXHIBIT 5.1

                                           July 31, 2001

RE:   Measurement Specialties, Inc.
      Registration Statement on Form S-8

Measurement Specialties, Inc.
80 Little Falls Rd.
Fairfield, NJ 07004

Dear Sirs:

         We have acted as counsel for Measurement Specialties, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 1,500,000 shares of Common Stock, no par value per share, of the Company (the "Shares"), issuable pursuant to the Measurement Specialties, Inc. 1998 Stock Option Plan (the "Plan").

         In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, the Plan, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuiness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that:

         1. Upon issuance and delivery by the Company of the Shares pursuant to the provisions of the Plan and payment of the purchase price therefor in accordance with the terms set forth in the Plan, in cash or other consideration permitted under Section 14A:7-5 of the New Jersey Business Corporation Act, the Shares issued thereunder will be legally issued, fully paid and non-assessable.

         The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ McCarter & English, LLP

                                                     McCarter & English, LLP
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